UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2012

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West 4th Ave., Suite 400

San Mateo, California 94402

(Address of Principal Executive Offices)

(650) 458-2670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Services Agreement

As previously disclosed, Nile Therapeutics, Inc. (the “Company”) and Two River Consulting, LLC (“TRC”) entered into a Services Agreement dated June 24, 2009, as amended on each of August 12, 2010 and March 17, 2011 (together, the “Services Agreement”), pursuant to which TRC provides various clinical development, operational and administrative services to the Company, including the part-time services of Joshua A. Kazam as the Company’s President and Chief Executive Officer. Following the March 2011 amendment to the Services Agreement, the monthly fee payable by the Company for such services was $31,702, which monthly fee was reduced to $30,082 in July 2011 and to $28,600 in April 2012 when certain services were eliminated. On August 1, 2012, the Company and TRC agreed that, upon the appointment of a full-time President and Chief Executive Officer (see Item 5.02, below), the monthly fee payable under the Services Agreement would be reduced to $6,600 to reflect the termination of Mr. Kazam’s services as President and Chief Executive Officer.

Mr. Kazam and Arie S. Belldegrun are each directors of the Company and partners of TRC.  The terms of the August 1, 2012 amendment to the Services Agreement were reviewed and approved by a special committee of the Company’s Board of Directors consisting of independent, disinterested directors.  None of the members of the special committee has any interest in TRC or the Services Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On August 3, 2012, the Company entered into a letter agreement (the “Agreement”) with Darlene Horton, M.D., pursuant to which Dr. Horton will be employed as the Company’s President and Chief Executive Officer, effective August 6, 2012. The Agreement provides that Dr. Horton’s employment with the Company will continue for an indefinite term. Pursuant to the Agreement, Dr. Horton was also appointed to serve as a member of the Company’s Board of Directors, effective August 6, 2012. If Dr. Horton’s employment as President and Chief Executive Officer is terminated at any time, whether by her or the Company, the Agreement provides that she will be deemed to have resigned as a director of the Company, effective as of the date of such termination.

The Agreement provides that Dr. Horton will receive an initial monthly base salary of $28,314, and if she remains employed with the Company as of the date of a “compensation adjustment event,” then (i) her annualized base salary shall be increased to $400,000, (ii) she will become eligible to receive an annual performance cash bonus in an amount up to 30% of her annualized base salary, and (iii) she will be granted a 10-year stock option to purchase a number of shares of the Company’s common stock equal to 5% of the then issued and outstanding shares of common stock at an exercise price equal to the current market price of the common stock on the date of grant. The stock option, which will vest ratably over a three-year period with respect to 50% of the underlying shares and over a three-year period upon the achievement of specified performance criteria with respect to the remaining 50% of the shares, will be awarded pursuant to the Company’s Amended and Restated 2005 Stock Option Plan, as amended (the “Plan”), and be evidenced by a stock option agreement in the Company’s standard form of agreement for use under the Plan. For purposes of the Agreement, the term “compensation adjustment event” means the date on which the Company secures sufficient capital, whether by a financing or strategic transaction (or any combination thereof) or another means, in order to enable the Company to initiate and fund to completion a Phase 2 clinical trial of the Company’s cenderitide product candidate.

The Agreement further provides that if the Company terminates Dr. Horton’s employment without “cause” at any time after the date of a compensation adjustment event, then she will be entitled to continue receiving her then current annualized base salary and medical benefits (the “Severance Benefits”) for a period of six months following such termination; provided, however, that if such termination occurs more than one year after the compensation adjustment event, then Dr. Horton will be entitled to receive the Severance Benefits for one year following such termination. For purposes of the Agreement, the term “cause” means the following conduct or actions taken by Dr. Horton: (i) breach of any material term of the Agreement or the confidentiality, non-competition and invention assignment agreement executed by Dr. Horton as a condition of her employment under the Agreement; (ii) conviction of any felony or other crime of moral turpitude; (iii) any act of fraud or dishonesty injurious to the Company or its reputation; (iv) continual failure or refusal to perform her employment duties; (v) any act or omission that, in the Company’s reasonable determination, indicates alcohol or drug abuse by Dr. Horton; or (vi) engagement in any form of harassment prohibited by law.

2

In addition, the Agreement provides that if the Company completes a Change of Control Transaction (as defined in the Agreement) prior to the date of a compensation adjustment event, and Dr. Horton’s employment is terminated by the Company (or any successor entity) without cause during the period beginning on the effective date of the Change of Control Transaction and ending on the six-month anniversary of such effective date, then she will be entitled to receive a cash payment equal to 5% of the applicable Change of Control Proceeds (as defined in the Agreement).

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Company’s press release issued July 22, 2010, announcing Dr. Horton’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Prior to her appointment as President and Chief Executive Officer, Dr. Horton served as the Company’s Chief Medical Officer pursuant to the terms of a Consulting Agreement dated June 18, 2012 (the “Consulting Agreement”), as previously disclosed in the Company’s Current Report on Form 8-K filed on June 21, 2012, the contents of which are incorporated herein by reference. The Consulting Agreement was terminated upon Dr. Horton’s appointment as President and Chief Executive Officer.

Resignation of President and Chief Executive Officer

On August 6, 2012, effective as of the appointment of Dr. Horton, Joshua A. Kazam resigned as the Company’s President and Chief Executive Officer. Mr. Kazam, who had served in such offices on a part-time basis since June 2009, will continue to serve as a director of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement between Nile Therapeutics, Inc. and Darlene Horton, M.D., dated August 3, 2012.
99.1	Press release dated August 6, 2012.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: August 7, 2012	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between Nile Therapeutics, Inc. and Darlene Horton, M.D., dated August 3, 2012.
99.1	Press release dated August 6, 2012.

5